SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2009

IBIO, INC.

(Exact name of registrant as specified in charter)

Delaware	000-53125	26-2797813
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9 Innovation Way, Suite 100

Newark, DE 19711

(Address Of Principal Executive Offices) (Zip Code)

302-355-0650

(Registrant’s Telephone Number, Including Area Code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 – Non-Reliance on Previously Issued Financial Statements.

Summary:

On February 10, 2010, the Audit Committee determined that the unaudited interim financial statements for the quarter ended September 30, 2009 should no longer be relied upon by investors due to a lack of implementation of a change in generally accepted accounting principles which was effective for the Company on July 1, 2009 regarding the accounting for warrants previously issued by the Company. The Company will restate such financial statements to reflect the adoption of accounting treatment of those warrants based on Accounting Standards Codification 815-40 “Derivatives and Hedging – Contracts in Entity’s Own Equity”, formerly Emerging Issues Task Force Issue No. 07-05 “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock”.

This restatement will be performed through the filing of Form 10Q/A for the three months ended September 30, 2009 within three days of this report.

Detailed Discussion:

Effective July 1, 2009, the Company will be adopting guidance in ASC 815-40, "Derivatives and Hedging - Contracts in Entity’s Own Equity”. The applicable provisions of this guidance require that:

a)

Warrants previously issued by the Company containing downside ratchet provisions were previously accounted for as equity instruments in accordance with generally accepted accounting principles in effect through June 30, 2009. Effective July 1, 2009, they must be considered and accounted for as derivative instruments and the related fair value reported as a liability on the balance sheet; and

b)

Such derivative instruments must be marked-to-market at each balance sheet date and the change in the reported fair value of such instruments be recorded as non-cash income or expense in the statement of operations.

In accordance with this guidance, the Company estimated the fair value of these instruments to be $199,000 as of July 1, 2009 and will be establishing as of that date a derivative instrument liability in that amount by recording a net reduction of that amount within stockholders’ equity. The effect of this adjustment will be presented as a cumulative effect of a change in an accounting principle in our condensed statement of stockholders’ equity. As of September 30, 2009, the fair value of this derivative liability increased to $1,182,000 and the resulting change of $983,000 during the three months ended September 30, 2009 will be reported as a non-cash expense in our condensed statement of operations as a component of other income (expense). The effect of this restatement will be to increase net loss and net loss per common share (basic and diluted) by $983,000 and $0.04 to $1,544,000 and $0.06, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

By:	/s/ Robert Kay
Name: Robert B. Kay
Title: Chief Executive Officer

Dated: February 16, 2010

IBIO, INC.

By:	/s/ Frederick Larcombe
Name: Frederick Larcombe
Title: Chief Financial Officer

Dated: February 16, 2010